Exhibit 10.6

AMENDMENT
TO THE RUMBLE INC. SECOND AMENDED AND RESTATED
STOCK OPTION PLAN

This Amendment (this “Amendment”) to the Rumble Inc. Second Amended and Restated Stock Option Plan, as amended from time to time (the “Plan”), is made effective as of this 6th day of March, 2025.

WHEREAS, Rumble Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 13 of the Plan, the Company’s Board of Directors (the “Board”) may, at any time, amend the Plan; and

WHEREAS, the Board desires to amend the Plan, for ease of administration, to eliminate the requirement that the Tandem Option Earnout Shares (as defined in the Plan) be held in escrow by the Escrow Agent (as defined in the BCA) pending satisfaction of any outstanding conditions set forth in Section 2.15 of the BCA (as defined in the Plan) and to provide that the Tandem Option Earnout Shares will instead be held by the Company for future issuance upon achievement of such conditions.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2. Amendments to the Plan. The third bulleted clause of the second paragraph of the preamble of the Plan is hereby amended in its entirety to read as follows:

“if, upon exercise of a New Option, the Tandem Option Earnout Shares to be issued are subject to the satisfaction of any outstanding conditions set forth in Section 2.15 of the BCA, such Tandem Option Earnout Shares shall, instead of being delivered to the holder of the New Option, be held by the Company for future issuance upon achievement of the applicable outstanding conditions.”

3. Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario without reference to the principles of conflicts of laws thereof.

5. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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